EXHIBIT 2.10







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                             VITRO, S. A. de C.V.
                                   as Issuer



                                      AND

                              JPMORGAN CHASE BANK
                                  as Trustee


                                   Indenture

                          Dated as of April 30, 2002

                                  __________

                                  $88,350,000

                             Senior Notes due 2009




================================================================================

                                      CROSS-REFERENCE TABLE



  TIA Sections                                             Indenture Sections
  ------------                                             ------------------
      ss. 310...........................................         12.07
             (a)........................................         5.08
             (b)........................................         5.09
      ss. 311...........................................         12.07
             (b)(4).....................................         5.12
             (b)(6).....................................         5.12
      ss. 312(a)........................................         12.07
             (a)........................................         3.06
      ss. 313(a)........................................         12.07
             (a)........................................         3.07
      ss. 314...........................................         1.01; 12.07
      ss. 315...........................................         5.01; 12.07
             (e)........................................         5.09
      ss. 316...........................................         5.01; 12.07
      ss. 317...........................................         12.07





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                                        TABLE OF CONTENTS
                                     ----------------------

                                                                          PAGE
                                                                          ----

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Certain Terms Defined.........................................12

                                   ARTICLE 2
               ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

SECTION 2.01.  Authentication and Delivery of Notes..........................33
SECTION 2.02.  Execution of Notes............................................34
SECTION 2.03.  Certificate of Authentication.................................34
SECTION 2.04.  Form, Denomination and Date of Notes; Payments
                 of Interest.................................................34
SECTION 2.05.  Restrictive Legends...........................................36
SECTION 2.06.  Registration, Transfer and Exchange...........................38
SECTION 2.07.  Book-Entry Provisions for Global Notes........................39
SECTION 2.08.  Special Transfer Provisions...................................41
SECTION 2.09.  Mutilated, Defaced, Destroyed, Lost and Stolen
                 Notes.......................................................45
SECTION 2.10.  Cancellation of Notes; Destruction Thereof....................46
SECTION 2.11.  Temporary Notes...............................................46
SECTION 2.12.  Persons Deemed Owners.........................................46
SECTION 2.13.  CUSIP and CINS Numbers........................................47

                       ARTICLE 3 COVENANTS OF THE ISSUER
                               AND THE TRUSTEE.

SECTION 3.01.  Payment of Principal and Interest.............................47
SECTION 3.02.  Offices for Payments, etc.....................................47
SECTION 3.03.  Appointment to Fill a Vacancy in Office of
                 Trustee.....................................................47
SECTION 3.04.  Paying Agents.................................................48
SECTION 3.05.  Certificates to Trustee.......................................49
SECTION 3.06.  Noteholders Lists.............................................49
SECTION 3.07.  Reports by the Trustee........................................49
SECTION 3.08.  Limitation on Indebtedness....................................50
SECTION 3.09.  Limitation on Restricted Payments.............................52
SECTION 3.10.  Limitation on Dividend and Other Payment
                 Restrictions Affecting Restricted Subsidiaries..............53
SECTION 3.11.  Limitation on Issuances of Guarantees by
                 Restricted Subsidiaries.....................................55
SECTION 3.12.  Limitation on Transactions with Shareholders
                 and Affiliates..............................................55
SECTION 3.13.  Limitation on Liens...........................................56
SECTION 3.14.  Limitation on Sale-Leaseback Transactions.....................56
SECTION 3.15.  Limitation on Asset Sales.....................................57
SECTION 3.16.  Change of Control.............................................59
SECTION 3.17.  Provision of Financial Information............................61
SECTION 3.18.  Payment of Additional Amounts.................................62
SECTION 3.19.  Waiver of Stay, Extension or Usury Laws.......................65
SECTION 3.20.  Maintenance of Properties and Insurance.......................66
SECTION 3.21.  Registration..................................................66
SECTION 3.22.  Pari Passu....................................................66
SECTION 3.23.  Guarantees....................................................66




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                                                                          PAGE

                                   ARTICLE 4
                             DEFAULT AND REMEDIES

SECTION 4.01.  Event of Default Defined.......................................67
SECTION 4.02.  Acceleration...................................................68
SECTION 4.03.  Other Remedies.................................................69
SECTION 4.04.  Waiver of Past Defaults........................................69
SECTION 4.05.  Control by Majority............................................69
SECTION 4.06.  Limitation on Suits............................................69
SECTION 4.07.  Rights of Holders to Receive Payment...........................70
SECTION 4.08.  Collection Suit by Trustee.....................................70
SECTION 4.09.  Trustee May File Proofs of Claim...............................70
SECTION 4.10.  Priorities.....................................................71
SECTION 4.11.  Undertaking for Costs..........................................71
SECTION 4.12.  Restoration of Rights and Remedies.............................72
SECTION 4.13.  Rights and Remedies Cumulative.................................72
SECTION 4.14.  Delay or Omission Not Waive....................................72

                                   ARTICLE 5
                            CONCERNING THE TRUSTEE

SECTION 5.01.  Duties and Responsibilities of the Trustee;
                 During Default; Prior to Default.............................72
SECTION 5.02.  Certain Rights of the Trustee..................................74
SECTION 5.03.  Trustee Not Responsible for Recitals,
                 Disposition of Notes or Application of Proceeds Thereof......75
SECTION 5.04.  Trustee and Agents May Hold Notes;
                 Collections, etc.............................................75
SECTION 5.05.  Moneys Held by Trustee.........................................76
SECTION 5.06.  Compensation and Indemnification of Trustee
                 and Its Prior Claim..........................................76
SECTION 5.07.  Right of Trustee to Rely on Officers'
                 Certificate, etc.............................................76
SECTION 5.08.  Persons Eligible for Appointment as Trustee....................77
SECTION 5.09.  Resignation and Removal; Appointment...........................77
SECTION 5.10.  Acceptance of Appointment by Successor Trustee.................78
SECTION 5.11.  Merger, Conversion, Consolidation or
                 Succession to Business of Trustee............................79
SECTION 5.12.  Preferential Collection of Claims..............................79

                                   ARTICLE 6
                          CONCERNING THE NOTEHOLDERS

SECTION 6.01.  Evidence of Action Taken by Noteholders........................80
SECTION 6.02.  Proof of Execution of Instruments and of
                 Holding of Notes; Record Date................................80
SECTION 6.03.  Notes Owned by Issuer Deemed Not Outstanding...................81
SECTION 6.04.  Right of Revocation of Action Taken............................81

                                                                          PAGE

                                   ARTICLE 7
                            SUPPLEMENTAL INDENTURES

SECTION 7.01.  Supplemental Indentures Without Consent of
                 Noteholders..................................................82
SECTION 7.02.  Supplemental Indentures With Consent of
                 Noteholders..................................................83
SECTION 7.03.  Effect of Supplemental Indenture...............................84
SECTION 7.04.  Documents to Be Given to Trustee; Compliance
                 with TIA.....................................................85
SECTION 7.05.  Notation on Notes in Respect of Supplemental
                 Indentures...................................................85

                                   ARTICLE 8
                   CONSOLIDATION, MERGER, AND SALE OF ASSETS

SECTION 8.01.  When Issuer May Merge, Etc.....................................85
SECTION 8.02.  Successor Corporation Substituted..............................86
SECTION 8.03.  Opinion of Counsel to Trustee..................................86

                                   ARTICLE 9
                            DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of Issuer's Obligations............................87
SECTION 9.02.  Defeasance and Discharge of Indenture..........................88
SECTION 9.03.  Defeasance of Certain Obligations..............................90
SECTION 9.04.  Application of Trust Money.....................................92
SECTION 9.05.  Payment to Issuer..............................................92
SECTION 9.06.  Reinstatement..................................................93

                                  ARTICLE 10
                              REDEMPTION OF NOTES

SECTION 10.01.  Optional Redemption in the Event of Change in
                  Mexican Tax Treatment.......................................93

                                  ARTICLE 11
                           MISCELLANEOUS PROVISIONS

SECTION 11.01.  Incorporators, Stockholders, Officers and
                  Directors of Issuer and the Trustee Exempt from
                  Individual Liability........................................94
SECTION 11.02.  Provisions of Indenture for the Sole Benefit
                  of Parties and Noteholders..................................95
SECTION 11.03.  Successors and Assigns of Issuer Bound by
                  Indenture...................................................95
SECTION 11.04.  Notices and Demands on Issuer, Trustee and
                  Noteholders.................................................95
SECTION 11.05.  Officers' Certificates and Opinions of
                  Counsel; Statements to Be Contained Therein.................96
SECTION 11.06.  Payments Due on Saturdays, Sundays and
                  Holidays....................................................97
SECTION 11.07.  Conflict of Any Provision of Indenture with
                  Trust Indenture Act of 1939.................................97

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                                                                          PAGE

SECTION 11.08.  New York Law to Govern Waiver of Immunities...................97
SECTION 11.09.  Indemnification for Judgment Currency
                  Fluctuations................................................98
SECTION 11.10.  English Language..............................................99
SECTION 11.11.  Counterparts..................................................99
SECTION 11.12.  Effect of Headings............................................99

                            EXHIBITS AND SCHEDULES


EXHIBIT A   Form of Certificate to be Delivered
            in Connection with Transfers to
            Non-QIB Accredited Investors.......................................A

EXHIBIT B   Form of Certificate to be Delivered
            in Connection with Transfers
            Pursuant to Regulation S...........................................B

     THIS INDENTURE, dated as of April 30, 2002 between Vitro, S.A. de C.V. (the "Issuer") and JPMorgan Chase Bank (the "Trustee").

                             W I T N E S S E T H :

     WHEREAS, the Issuer has duly authorized the issue of its 11.50% Senior Notes Due 2009 (the "Notes") and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes and the Trustee's certificate of authentication shall be in substantially the following form:

                            [FORM OF FACE OF NOTE]

No.                                                              $
[CUSIP][CINS]

                              Vitro, S.A. de C.V.
                          11.50% Senior Note Due 2009

     Vitro, S.A. de C.V., a stock corporation with variable capital (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Issuer"), for value received hereby promises to pay to [ ] or registered assigns the principal sum of [ ] Dollars at the Issuer's office or agency for said purpose in the City of New York, on [ ], 2009, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 30 and October 30 (each an "Interest Payment Date") of each year, commencing with October 30, 2002, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15 (each an "Interest Record Date"), as the case may be, and before the immediately following Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided that if the Issuer shall default in the payment of interest due on such Interest Payment Date then this Note shall bear interest from the next preceding Interest Payment Date to which interest on the Notes has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Interest Record Date preceding such Interest Payment Date whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Note Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holder and shall have appropriate facilities for such purpose.

     Subject to the exceptions set forth in the Indenture, all payments of principal, premium, if any, and interest in respect of this Note shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or penalties or interest related thereto of whatever nature imposed, levied, collected, withheld or assessed by or within the United Mexican States ("Mexico") or any political subdivision thereof or therein, unless such withholding or deduction is required by law or by regulation. In the event that such withholding or deduction in respect of principal, premium or interest is so required, the Issuer shall pay such Additional Amounts in respect of payments of principal of, and interest on, this Note, subject to the exceptions set forth in the Indenture, as may be necessary in order that the net amounts received by the Noteholders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of this Note in the absence of such withholding or deduction.

     Interest on the Notes will be computed on the basis of a 360- day year consisting of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:


                                            VITRO, S.A. de C.V.

                                            By: ________________________________
                                                Name:
                                                Title:


                                            By: ________________________________
                                                Name:
                                                Title:

                          [FORM OF REVERSE OF NOTE]

                              Vitro, S.A. de C.V.
                          11.50% Senior Note Due 2009

     This Note is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $ (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of April 30, 2002 (the "Indenture"), duly executed and delivered by the Issuer to JPMorgan Chase Bank, as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Notes.

     This Note will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Issuer will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at a 11.50% rate per annum based on a year of 360 days and actual days elapsed.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Notes then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Notes. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Note which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Note or such other Notes.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any holder.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any multiple of $1,000.

     At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by first class mail at any time, at a Redemption Price equal to 100% of the principal amount together with any accrued interest to the Redemption Date, if the Issuer certifies to the Trustee, immediately prior to the giving of such notice, that, it has or will, on the next succeeding Interest Payment Date, become obligated to pay Additional Amounts with respect to payments on the Notes in excess of Additional Amounts attributable to payments of interest (or amounts deemed interest) on the Notes subject to withholding taxes imposed at certain rates set forth in the Indenture; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such excess Additional Amounts, if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption of the Notes pursuant to the Indenture, the Issuer shall deliver to the Trustee an Officers' Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a written Opinion of Counsel to the effect, among other things, that the Issuer has or will, on the next succeeding interest payment date, become obligated to pay such excess Additional Amounts and that all governmental approvals, if any, necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained).

     Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Note (or portion hereof if this Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Note (or portion hereof if this Note is redeemed in part).

     Upon the occurrence of a Change of Control, as defined in the Indenture, each holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described in the Indenture (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (the "Change of Control Payment").

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each holder at his last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be sold to the Issuer in part. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the

Issuer, unless the Issuer defaults in the payment of the Change of Control Payment.

     The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, director, employee or controlling person, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture is hereby incorporated by the reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


     This is one of the Notes referred to in the within-mentioned Indenture.


                                            JPMORGAN CHASE BANK, as Trustee

                                            By: ________________________________
                                                Name:
                                                Title:

Dated:

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto Insert Taxpayer Identification No. ______________
________________________________________________________________________________
Please print or typewrite name and address including zip code of assignee
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                            ON ALL NOTES OTHER THAN
                      PERMANENT OFFSHORE GLOBAL NOTES AND
                           OFFSHORE PHYSICAL NOTES]

     In connection with any transfer of this Note occurring prior to the date which is two years after the later of the original issuance of this Note or the last date on which this Note was held by the Issuer or an Affiliate of the Issuer, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

         [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

         [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.


Date: ________________________              ____________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with
                                            the name as written upon the face
                                            of the within-mentioned instrument
                                            in every particular, without
                                            alteration or any change
                                            whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:__________________________________     ____________________________________
                                            NOTICE:  To be executed by an
                                            executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Issuer pursuant to
Section 3.15 or Section 3.16 of the Indenture, check the Box: |_|

         If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 3.15 or Section 3.16 of the Indenture, state the amount):
$_______________.

Date: _______________________

Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this
                 Note)

Signature Guarantee: ___________________________________________________________

     AND WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee as in the Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

     NOW, THEREFORE:

     In consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer, and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:



                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with Mexican GAAP (whether or not such is indicated herein). The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     "Adjusted Consolidated Net Income" is defined to mean, for any period, the aggregate net income (if positive) of the Issuer and its consolidated Restricted Subsidiaries for such period determined in conformity with Mexican GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income
(loss) of any Person that is not a Restricted Subsidiary, except, in the case of net income, to the extent of the amount of dividends or other distributions that both (x) are actually paid in cash to the Issuer or any of its Restricted Subsidiaries by such Person during such period and (y) when taken together with all other dividends and distributions paid during such period in cash to the Issuer or any of its Restricted Subsidiaries by such Person, are not in excess of the Issuer's or any of its Restricted Subsidiaries' pro rata share of such other Person's aggregate net income earned during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of the "Limitation on Restricted Payments" covenant described in Section 3.09 (and, in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; (iii) the net income (if positive) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such

Restricted Subsidiary of such net income is not during such period permitted by its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any net gains or losses (on an after-tax basis) attributable to Asset Sales;
(v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph under "Limitation on Restricted Payments" in Section 3.09, any amount paid as dividends on Preferred Stock of the Issuer or Preferred Stock of any Restricted Subsidiary owned by Persons other than the Issuer and any of its Restricted Subsidiaries; (vi) all net after-tax extraordinary gains and extraordinary losses and (vii) the cumulative effect of a change in accounting principle.

     "Adjusted EBITDA" for any period is defined to mean the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, plus (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, plus (iii) income and asset taxes and workers' profit sharing (or payments made in lieu of such profit sharing), to the extent such amounts were deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or to gains or losses on sales of assets, plus (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, plus (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, plus (vi) foreign exchange losses that are reported below the "operating income (loss)" line on the Issuer's consolidated statements of operations, to the extent such amounts were deducted in calculating Adjusted Consolidated Net Income, plus (vii) all non-cash items that are reported below the "operating income (loss)" line on the Issuer's consolidated statements of operations (including monetary losses and equity in losses of Persons that are not Restricted Subsidiaries), to the extent such amounts were deducted in calculating Adjusted Consolidated Net Income, (other than items that will require cash payments and for which an accrual or reserve is, or is required by Mexican GAAP to be, made), less (viii) foreign exchange gains that are reported below the "operating income (loss)" line on the Issuer's consolidated statements of operations, to the extent such amounts were included in calculating Adjusted Consolidated Net Income, and less (ix) all non-cash items that are reported below the "operating income (loss)" line on the Issuer's consolidated statements of operations (including monetary gains that are reported and equity in earnings of Persons that are not Restricted Subsidiaries), to the extent such amounts were included in calculating Adjusted Consolidated Net Income, (other than (A) items that will result in the receipt of cash payments and (B) items resulting from the reversal of an item anticipated to require cash payments for which an accrual or reserve was, or was required by Mexican GAAP to be, made, to the extent such item was deducted from the calculation of Adjusted EBITDA pursuant to clause (vii) above), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with Mexican GAAP.

     "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent Members" has the meaning provided in Section 2.07(a).

     "amount" is defined to mean, (i) with respect to any Indebtedness outstanding at any time other than Preferred Stock, the principal amount thereof; provided that the amount of any such Indebtedness outstanding at any time that was issued at a price less than the principal amount thereof shall equal the amount of the liability in respect thereof at such time determined in accordance with Mexican GAAP and (ii) with respect to any Indebtedness outstanding at any time that is Preferred Stock, the aggregate liquidation value thereof at such time.

     "Asset Sale" is defined to mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries and (iii) any other disposition or series of related dispositions of property or assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1 million; provided that the definition of "Asset Sale" shall not include (1) the sale by the Issuer or any Restricted Subsidiary in the ordinary course of business of assets or Cash Equivalents; (2) the sale by the Issuer or any Restricted Subsidiary of damaged, worn out or obsolete property in the ordinary course of business; (3) any Restricted Payment that is permitted to be made under the Indenture; (4) any financing transaction with respect to property originated, built or acquired by the Issuer or any Restricted Subsidiary including, without limitation, sale- leasebacks and asset securitizations; or (5) the sale, transfer or other disposition of all or substantially all of the assets of the Issuer pursuant to and in accordance with the provisions described herein under "Consolidation, Merger and Sale of Assets" in Section 8.01.

     "Attributable Indebtedness" is defined to mean, when used in connection with a sale-leaseback transaction referred to in Section 3.14, at any date of determination, the present value (discounted at the interest rate implicit in the Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" is defined to mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" is defined to mean the Board of Directors of the Issuer or any authorized committee of such Board that has authority to bind the Issuer.

     "Board Resolution" is defined to mean a resolution, certified by the Secretary of the Issuer, to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" is defined to mean a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Notes, as specified on the face of the form of Note recited above, is not a Saturday, Sunday or legal holiday, nor a day on which banking institutions are authorized by law or regulation to close.

     "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and Preferred Stock.

     "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with Mexican GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "Cash Equivalent" is defined to mean, at any time:

          (i) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less from the date of acquisition and other obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (ii) demand deposits, time deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has outstanding indebtedness rated at least "A-" by Standard & Poor's Ratings Group or at least "A3" by Moody's Investor Service, Inc. (or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Ratings Group or Moody's Investors Services, Inc. then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

          (iii) commercial paper with a maturity of 180 days or less from the date of acquisition of an issuer which at the date of acquisition has outstanding indebtedness rated at least "A-1" by Standard & Poor's Rating Group or at least "P- 1" by Moody's Investors Service, Inc. (or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Ratings Group or Moody's Investors Service, Inc. then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

          (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

          (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at the date of acquisition at least "A-" by Standard & Poor's Ratings Group or "A3" by Moody's Investor's Service, Inc. (or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Ratings Group or Moody's Investors Service, Inc. then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

          (vi) instruments backed by letters of credit of institutions satisfying the requirements of clause (ii) above;

          (vii) Certificados de la Tesoreria de la Federacion denominados en moneda nacional (Cetes), Certificados de la Tesoreria de la Federacion denominadosen unidades de inversion (Udicetes), Bonos de Desarrollo del Gobierno Federal denominados en moneda nacional (Bondes), Bonos de Desarrrollo del Gobierno Federal denominados en unidades de inversion (Udibondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos), in each case, issued by the government of Mexico;

          (viii) any other instruments issued or guaranteed by the government of Mexico and denominated and payable in pesos (including instruments issued by Banco Nacional de Comercio Exterior, S.N.C., Nacional Financiera, S.N.C. and Banco Nacional de Obras y Servicios Publicos, S.N.C.);

          (ix) any investment in any fund substantially all the assets of which consist of investments of the type described in clauses (i) through
     (viii) above;

          (x) repurchase agreements or reverse repurchase agreements relating to marketable obligations of a type described in clause (vii) or (viii) above or with a bank described in clause (xi) below; and

          (xi) demand deposits, certificates of deposit, time deposits and bankers' acceptances maturing not more than 180 days (or 365 days in the case of clause (A)(I) or (B)(I) after the acquisition thereof) (A) denominated in pesos and issued by (I) any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of Mexico or any other state thereof, or (II) any such bank which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Issuer or any of its Restricted Subsidiaries, (B) in the currency of any jurisdiction other than Mexico where the Issuer or any of its Restricted Subsidiaries conducts business and (I) issued by one of the three largest banks doing business in such jurisdiction, or (II) any such bank in such jurisdiction which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Issuer or any of its Restricted Subsidiaries, or (C) issued by any bank which at the date of acquisition is a lender to or has made available a line of credit to the Issuer or any of its Restricted Subsidiaries and which is not under intervention, receivership or any similar arrangement at the time of acquisition; provided that the aggregate amount of all such demand deposits, certificates of deposit, time deposits and bankers' acceptances acquired in accordance with this clause (C) does not exceed $50 million at any one time, or (D) issued by any bank which at the date of acquisition has an outstanding loan to the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount at least equal to the aggregate principal amount of such demand deposit, certificate of deposit, time deposit or bankers' acceptance.

     "Change of Control" is defined to mean:

          (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, except that for purposes of this clause (i) such person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), excluding Permitted Holders, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the aggregate voting power of the Voting Stock of the Issuer; or

          (ii) individuals who on the Vicap Closing Date constituted the Board of Directors of the Issuer (together with any new director whose election by such Board or whose nomination for election by the stockholders of the Issuer was approved by a majority of the directors then still in office who were either directors on the Vicap Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.

     "Closing Date" is defined to mean the date and time at which the Notes are originally issued under the Indenture.

     "Commission" is defined to mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

     "Commodity Swap Agreement" is defined to mean any commodity swap agreement or other similar agreement or arrangement.

     "Consolidated Interest Expense" is defined to mean for any period the aggregate amount of interest expense, on a consolidated basis, in respect of Indebtedness of the Issuer and its Restricted Subsidiaries (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the Issuer and its Restricted Subsidiaries, calculated in accordance with Mexican GAAP; all commissions, discounts and other fees and charges owed with respect to financing pursuant to bankers' acceptances, letters of credit and other similar instruments of the Issuer and its Restricted Subsidiaries; the net costs associated with Currency Agreements and Interest Rate Agreements of the Issuer and its Restricted Subsidiaries; and interest paid (by any Person) with respect to Indebtedness that is Guaranteed by or secured by any assets of the Issuer or any of its Restricted Subsidiaries) plus, to the extent not included in such interest expense, (i) dividend requirements in respect of all Redeemable Stock and all other Preferred Stock of the Issuer or any Restricted Subsidiary held by Persons other than the Issuer or a Wholly Owned Restricted Subsidiary whether or not declared or paid, and (ii) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries on a consolidated basis during such period.

     "Corporate Trust Office" is defined to mean the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 600 Travis Street, Suite 1150, Houston, Texas, 77002-3009.

     "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in currency values.

     "Cydsa" is defined to mean Cydsa, S.A.

     "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" is defined to mean The Depository Trust Company, its nominees, and their respective successors.

     "Dollar Equivalent" is defined to mean, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination, or if no such rate is quoted by the Federal Reserve Bank with respect to the currency of Mexico, the exchange rate published by Banco de Mexico in the Diario Oficial de la Federacion on the date two Business Days prior to such determination.

     "Event of Default" is defined to mean any event or condition specified as such in Section 4.01 which shall have continued for the period of time, if any, therein designated.

     "Excess Proceeds" has the meaning provided in Section 3.15.

     "Exchange Act" is defined to mean the Notes Exchange Act of 1934, as it may be amended and any successor act thereto.

     "Global Notes" has the meaning provided in Section 2.04.

     "Grupo Serfin" is defined to mean Grupo Financiero Serfin, S.A. de C.V.

     "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "holder," "holder of Notes," "Noteholder" or other similar terms are defined to mean the registered holder of any Note.

     "Income Tax Law" has the meaning provided in Section 3.18.

     "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest or expenses nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of bankers' acceptances, letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and
(B) the amount of such Indebtedness, (vii) all Indebtedness of and any liquidation preference and any mandatory redemption payment obligations in respect of Preferred Stock issued by other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements net of all benefits under any Currency Agreements and Interest Rate Agreements to the extent able to be set-off against such obligations, (ix) the liquidation preference and any mandatory redemption payment obligations (without duplication) of any Restricted Subsidiary of such Person in respect of Preferred Stock issued by such Restricted Subsidiary and (x) the maximum fixed redemption or repurchase price of any Redeemable Stock issued by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Mexican GAAP. Notwithstanding the foregoing, "Indebtedness" shall not include (i) any liability to the Pension Benefit Guaranty Corporation under the term sheet dated January 29, 1997 and entered into in connection with the sale of assets of Anchor Glass Container Corporation (or any definitive agreement in respect thereof or instrument relating thereto) or (ii) Trade Payables.

     "Indebtedness to Adjusted EBITDA Ratio" is defined to mean as of any date of determination the ratio of (i) the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis as of such date of determination to (ii) Adjusted EBITDA for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Issuer are available; provided, however, that (a) if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Sale, Adjusted EBITDA for such period shall be reduced by an amount equal to the Adjusted EBITDA (if positive) attributable to the assets which were the subject of such Asset Sale for such period or increased by an amount equal to the Adjusted EBITDA (if negative) attributable thereto for such period, (b) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Adjusted EBITDA for such period shall be calculated after giving effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (c) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was consolidated with or merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of assets that would have required an adjustment pursuant to clause (a) or (b) above if made by the Issuer or a Restricted Subsidiary during such period, Adjusted EBITDA for such period shall be calculated after giving effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and any Indebtedness Incurred in connection therewith, the calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer.

     "Indenture" is defined to mean this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

     "Institutional Accredited Investor" is defined to mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act.

     "Interest Payment Date" is defined to mean each semiannual interest payment date on April 30 and October 30 of each year, commencing October 30, 2002.

     "Interest Rate Agreement" is defined to mean any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in interest rates.

     "Interest Record Date" for the Interest payable on any Interest Payment Date (except a date for payment of defaulted interest) is defined to mean the April 15 or October 15 (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date.

     "Investment" is defined to mean any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business that are, in conformity with Mexican GAAP, recorded as accounts receivable on the balance sheet of the Issuer or its Restricted Subsidiaries, travel and similar advances to employees in the ordinary course of business and advances of sales commissions to agents in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person, or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other beneficial ownership of, any person. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant in Section 3.09, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and
(ii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined by the Issuer in good faith, or in the case of any property transferred having a fair market value at the time of the transfer greater than $10 million, as determined by the Board of Directors of the Issuer in good faith.

     "Investment Grade Rating" is defined to mean a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Group or, with respect to a company organized under the laws of Mexico, a rating from at least two nationally recognized Mexican rating agencies of not less than the rating of the Issuer on the Vicap Closing Date.

     "Junior Indebtedness" is defined to mean Indebtedness of any Person that
(i) requires no payment of principal prior to or on the date on which all principal of and interest on the Notes is paid in full and (ii) is subordinate and junior in right of payment to the Notes in all respects.

     "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, or any filing of any security interest).

     "Material Financial Obligation" is defined to mean Indebtedness (other than obligations in respect of the Notes) or exposure in respect of Derivatives Obligations of the Issuer and/or one or more of its Subsidiaries in an aggregate principal amount exceeding $25 million. As used in this definition, "Derivatives Obligation" of the Issuer or any of its Subsidiaries at any time means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, synthetic or "total return" swaps, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, derivatives transactions with respect to foreign currency exchange, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar swap or derivative transaction or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, and including without limitation any "total return swap" or sale and repurchase agreement with respect to any equity interest or debt obligation, or any other swap, derivative or other agreement or combination of agreements pursuant to which the Issuer or such Subsidiary is or may become obligated to make (i) any payment in connection with the purchase by any third party, from a Person other than the Issuer or one of its Subsidiaries, of any equity interest or debt obligation or (ii) any payment (other than on account of a permitted purchase by it of any equity interest or debt obligation) the amount of which is determined by reference to the price or value at any time of any equity interest or debt obligation. The "principal amount" of any Derivative Obligations for purposes of this definition shall be the maximum aggregate amount (after giving effect to any netting agreements) that the Issuer or such Subsidiary would be required to pay if the agreement or agreements governing such Derivatives Obligation were terminated at such time.

     "Mexican GAAP" is defined to mean generally accepted accounting principles in Mexico and the accounting principles and policies of the Issuer and its Restricted Subsidiaries, in each case as in effect as of the Vicap Closing Date. All ratios and computations shall be computed in conformity with Mexican GAAP applied on a consistent basis and using constant Peso calculations.

     "Mexico" is defined to mean the United Mexican States.

     "Net Cash Proceeds" is defined to mean, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with Mexican GAAP.

     "Non-U.S. Person" is defined to mean a person who is not a U.S. person, as defined in Regulation S.

     "Note" or "Notes" is defined to mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

     "Note Register" has the meaning provided in Section 2.06.

     "Officers' Certificate" is defined to mean a certificate signed (i) by the Chairman of the Board of Directors, the President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), any Director General or any Director and (ii) by the Treasurer or the Secretary or any Assistant Secretary, in each case of the Issuer, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.05.

     "Offshore Global Notes" has the meaning provided in Section 2.04.

     "Offshore Physical Notes" has the meaning provided in Section 2.04.

     "Offshore Notes Exchange Date" has the meaning provided in Section 2.04.

     "Opinion of Counsel" is defined to mean an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with
Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.05, and such others as may reasonably be requested by the Trustee, if and to the extent required hereby.

     "Original Issue Date" of any Note (or portion thereof) is defined to mean the earlier of (i) the date of such Note or (ii) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

     "outstanding", when used with reference to Notes, subject to the provisions of Section 6.03 and Article 11, is defined to mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (unless proof satisfactory to the Trustee and the Issuer is presented that any of such Notes is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

     "Permanent Offshore Global Note" has the meaning provided in Section
2.04.

     "Permitted Holders" is defined to mean (i) any member of the Board of Directors of the Issuer on the Vicap Closing Date, (ii) a parent, brother or sister of any of the individuals named in clause (i), (iii) the spouse or a former spouse of any individual named in clause (i) or (ii), (iv) the lineal descendants of any person named in clauses (i) through (iii) and the spouse or a former spouse of any such lineal descendant, (v) the estate or any guardian, custodian or other legal representative of any individual named in clauses (i) through (iv), (vi) any trust established solely for the benefit of any one or more of the individuals named in clauses (i) through (v) and (vii) any Person in which all of the equity interests are owned, directly or indirectly, by one or more of the Persons named in clauses (i) through (vi).

     "Permitted Liens" is defined to mean (i) any Lien on any property acquired, constructed or improved by the Issuer after the date of the Indenture which is created, incurred or assumed contemporaneously with, or within 180 days after, such acquisition (or, in the case of any such property constructed or improved, contemporaneously with, or within 180 days after, the completion or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of such construction or improvement (including costs such as escalation, interest during construction and finance costs); provided that in the case of any such construction or improvement the Lien shall not apply to any such property theretofore owned by the Issuer or any Subsidiary, other than improvements thereon and any theretofore unimproved real property on which the property so constructed, or the improvement, is located; (ii) any Lien on any property existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property and is otherwise permitted by clause (i) above); (iii) any Lien on any property acquired from a corporation which is merged with or into the Issuer and which is not created as a result of or in connection with or in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property and is otherwise permitted by clause (i) above); (iv) any Lien which secures only Indebtedness owing to one or more Restricted Subsidiaries; (v) Liens existing on the Vicap Closing Date and the date of this Indenture; (vi) Liens upon Unrestricted Investments or Restricted Investments; (vii) Liens in respect of performance bonds in an aggregate amount at any time of not more than $25 million, in each case issued or delivered in the ordinary course of business to secure performance by the Issuer and it Subsidiaries under supply and service contracts and (viii) any other Liens securing Indebtedness the aggregate amount of which, together with all Attributable Indebtedness, does not exceed $100 million.

     "Person" is defined to mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.04.

     "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

     "principal" wherever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include "and premium, if any".

     "Private Placement Legend" is defined to mean the legend initially set forth on the Notes in the form set forth in Section 2.05(b).

     "Public Issuance" is defined to mean any issuance of debt securities (other than debt securities denominated in pesos) by, or Guaranteed by, the Issuer and/or a Restricted Subsidiary offered through a "public offering" registered under the Securities Act or through a distribution under Rule 144A and/or Regulation S in a manner substantially similar to that of the Vicap Notes, which such debt securities contain a covenant restricting "Restricted Payments" or payments (whether or not so defined) similar to those restricted by Section 3.09.

     "QIB" is defined to mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described in Sections 3.15 and 3.16 herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and

"Repurchase of Notes upon a Change of Control" covenants described in Sections
3.15 and 3.16. Notwithstanding the foregoing, Capital Stock shall not be deemed to be Redeemable Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Redeemable Stock.

     "Refinance" is defined to mean, in respect of any Indebtedness, to refinance, extend, refund, repay, prepay, redeem, to legally defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Registrar" has the meaning provided in Section 2.06.

     "Regulation S" is defined to mean Regulation S under the Securities Act.

     "Responsible Officer" when used with respect to the Trustee is defined to mean the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Investment" is defined to mean any Investment in any Person other than (i) an Investment in the Issuer or in a Restricted Subsidiary or in any Person that, as a result of such Investment, becomes a Restricted Subsidiary, (ii) cash or Cash Equivalents, (iii) loans or advances made to employees of the Issuer or any Restricted Subsidiary in the ordinary course of business that do not exceed $1 million with respect to any employee and $25 million in the aggregate at any time outstanding, (iv) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (x) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (y) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (v) Investments consisting of Interest Rate Agreements or Currency Agreements that constitute Permitted Indebtedness, (vi) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business, (vii) any Investment in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other existing Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed $25 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), (viii) Investments the payment for which consists of Capital Stock

(exclusive of Redeemable Stock) of the Issuer, or (ix) other Investments that do not in the aggregate exceed $25 million at any time outstanding.

     "Restricted Subsidiary" is defined to mean any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

     "Rule 144A" is defined to mean Rule 144A under the Securities Act.

     "Securities Act" is defined to mean the Securities Act of 1933, as it may be amended and any successor act thereto.

     "Significant Subsidiary" is defined to mean, at any date of determination, any Subsidiary of the Issuer that, together with its Subsidiaries, (i) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year.

     "Similar Business" is defined to mean any business, the majority of whose revenues are derived from the production and sale of containers for the food and beverage industry, flat glass, household appliances or glassware and related products or are derived from raw materials or feedstock used in connection with the manufacture of any of the foregoing.

     "Special Section" has the meaning provided in Section 3.21.

     "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" is defined to mean, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person or (ii) any other corporation, association or other business entity that is required by Mexican GAAP to be combined or consolidated with such Person for purposes of general financial reporting.

     "Temporary Offshore Global Note" has the meaning provided in Section
2.04.

     "Trade Payables" is defined to mean, with respect to any Person, any accounts payable, Indebtedness or monetary obligation to trade creditors (or bankers' acceptances, letters of credit or other similar instruments (including reimbursement obligations with respect thereto) issued to assure payment of any such accounts payable, Indebtedness or monetary obligation) Incurred by such Person arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year from the date of Incurrence thereof.

     "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trust Indenture Act of 1939" is defined to mean the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and "TIA", when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

     "Trustee" is defined to mean the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

     "U.S. Global Note" has the meaning provided in Section 2.04.

     "U.S. Government Obligations" is defined to mean securities issued or directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

     "U.S. Person" has the meaning provided in Section 2.05.

     "U.S. Physical Notes" has the meaning provided in Section 2.04.

     "Unrestricted Investments" is defined to mean the Capital Stock of Grupo Serfin and Cydsa held by the Issuer on the Vicap Closing Date.

     "Unrestricted Subsidiary" is defined to mean any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below. The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (i) such designation would be permitted under the "Limitation on Restricted Payments" covenant in Section 3.09, (ii) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (A) is Guaranteed by the Issuer or any Restricted Subsidiary, (B) is recourse to or obligates the Issuer or any Restricted Subsidiary in any way or (C) subjects any property or asset of the Issuer or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iii) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Issuer or any Restricted Subsidiary to declare such Indebtedness of the Issuer or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that immediately after giving effect to such designation (x) the Issuer could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the

Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Vicap Closing Date" is defined to mean May 7, 1997.

     "Vicap Indenture" is defined to mean the Indenture dated as of May 7, 1997 among Vicap, S.A. de C.V., as issuer, Vitro, S.A. de C.V., as guarantor, and Texas Commerce Bank National Association, as trustee.

     "Vicap Notes" has the meaning provided in Section 3.23.

     "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

     "Withholding Tax Effective Rate" is defined to mean (i) from the Closing Date until the Effective Date, 5% and (ii) from and after the Effective Date,
(A) if the Notes are registered with the Special Section pursuant to Section 10.01(b), the withholding tax rate uniformly applicable from time to time in respect of payments made by the Issuer to all holders or beneficial holders of securities (y) initially placed through banks, investment banks or broker-dealers that are residents of a country with which Mexico has entered into a treaty for the avoidance of double taxation and (z) complying with the other requirements set forth in Article 195, Section II, paragraph a, of the Income Tax Law or any successor provision and (B) if the Notes are not registered with the Special Section pursuant to Section 10.01(b), the withholding tax rate uniformly applicable from time to time in respect of payments made by the Issuer to all holders or beneficial owners of the Notes that are (w) financial institutions registered with the Ministry of Finance as set forth in Article 195, Section I, of the Income Tax Law or any successor provision, (x) residents of a country with which Mexico has entered into a treaty for the avoidance of double taxation, (y) eligible for the benefits of such treaty without regard to the particular circumstances of such holders or beneficial owners and (z) the effective beneficiaries of the interest paid; provided that (x) if at any time after the Notes are registered with the Special Section as provided in clause (A) above, such registration shall cease to be in full force and effect, the Withholding Tax Effective Rate shall be determined pursuant to clause (B) above and (y) if at any time after the date hereof the Issuer or any Subsidiary in the future agrees to any provision relating to the redemption of other publicly- or privately-issued debt securities that permits the redemption of such other debt securities only following an increase in the applicable withholding tax rate to a rate (the "New Debt Rate") that is higher than the Withholding Tax Effective Rate at such time, the Withholding Tax Effective Rate shall be the higher of the New Debt Rate and the Withholding Tax Effective Rate determined pursuant to the remainder of this definition. Without limiting the effect of the foregoing, promptly upon the making of any such agreement, the Issuer shall execute and deliver such confirmatory documentation as the Trustee may reasonably request to evidence such New Debt Rate.



                                   ARTICLE 2
               ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

     SECTION 2.01. Authentication and Delivery of Notes. Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes in an aggregate principal amount not in excess of the amount specified in the form of Note hereinabove recited (except as otherwise provided in Section 2.09) may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer, signed by both (a) its Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, its President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), any Director General or any Director, in any case, as a duly and validly appointed and empowered attorney-in-fact of the Issuer, and (b) by its Treasurer, attorney in fact or any Assistant Treasurer, in any case, as a duly and validly appointed and empowered attorney-in-fact of the Issuer, without any further action by the Issuer.

     SECTION 2.02. Execution of Notes. The Notes shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, its President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), any Director General or any Director, in any case, as a duly and validly appointed and empowered attorney-in-fact of the Issuer and (b) by its Treasurer, attorney-in-fact or any Assistant Treasurer or its Secretary or any Assistant Secretary, which persons or officers shall be authorized to do so under a notarized power of attorney. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

     In case any officer of the Issuer who shall have signed any of the Notes shall cease to be such officer or duly appointed attorney- in-fact before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer or duly appointed attorney-in-fact of the Issuer; and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper officers and duly appointed attorneys-in-fact of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.

     SECTION 2.03. Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Issuer shall be conclusive evidence and the only evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     SECTION 2.04. Form, Denomination and Date of Notes; Payments of Interest. The Notes and the Trustee's certificates of authentication shall be substantially in the form recited above. The Notes shall be issuable in denominations provided for in the form of Note recited above. The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

     Any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 2.05, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage.

     Each Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Note recited above.

     Notes offered and sold in reliance on Section 4(2) and Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form hereinabove recited (the "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System and Cedel Bank, S.A., duly executed by the Issuer, and authenticated by the Trustee as herein provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Note in registered form substantially in the form hereinabove recited (the "Temporary Offshore Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer, and authenticated by the Trustee as provided herein. At any time on and after the date that is 40 days after the completion of the distribution of the Notes (the "Offshore Notes Exchange Date"), a single permanent global Note in registered form substantially in the form hereinabove recited without the Private Placement Legend (the "Permanent Offshore Global Note"; and together with the Temporary Offshore Global Note, the "Offshore Global Notes") duly executed by the Issuer, and authenticated by the Trustee as provided herein shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred.

     Notes offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated

Notes in registered form in substantially the form hereinabove recited (the "U.S. Physical Notes"). Notes issued pursuant to Section 2.08 in exchange for interests in the Offshore Global Note following the Offshore Notes Exchange Date shall be in the form of permanent certificated Notes in registered form substantially in the form hereinabove recited (the "Offshore Physical Notes").

     The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Note and the Offshore Global Note are sometimes referred to herein as the "Global Notes".

     The person in whose name any Note is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Interest Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Notes are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of such payment) established by notice given by mail by or on behalf of the Issuer to the holders of Notes not less than 15 days preceding such subsequent record date.

     SECTION 2.05. Restrictive Legends. (a) The U.S. Global Note, Temporary Offshore Global Note and each U.S. Physical Note shall bear the following legend on the face thereof:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),
     (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A US PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF REQUESTED BY THE ISSUER OR THE TRUSTEE, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3)

     AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "US PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     (b) Each Global Note shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

     SECTION 2.06. Registration, Transfer and Exchange. The Notes are issuable only in registered form. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 (the "Registrar") a register or registers (the "Note Register(s)") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as in this Article provided. Such Note Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Note Register or Note Registers shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Note at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in each case, in authorized denominations for a like aggregate principal amount.

     A holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co- Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request.

     The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section
2.11 or 7.05). No service charge to any holder shall be made for any such transaction.

     The Issuer shall not be required to exchange or register a transfer of
(a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed, or (b) any Notes selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed.

     All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     SECTION 2.07. Book-Entry Provisions for Global Notes. (a) The U.S. Global Note and Offshore Global Note initially shall be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, be delivered to the Trustee as custodian for such Depositary and bear legends as set forth in Section 2.05.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global

Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, if the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the U.S. Global Note or the Offshore Global Note, as the case may be, and a successor depositary is not appointed by the Issuer within 90 days of such notice or an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Physical Notes.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Note to beneficial owners pursuant to paragraph
(b) of this Section and Section 2.08(a)(ii), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

     (e) In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to Section 2.07(b), the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

     (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by Section 2.08(f), bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in
Section 2.05.

     (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.05.

     (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

     SECTION 2.08. Special Transfer Provisions.

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the Original Issue Date of the Notes or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit A hereto and if requested by the Issuer or the Trustee, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Certificates of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred and the Trustee shall cancel the U.S. Physical Note so transferred.

     (c) Transfers of Interests in the Temporary Offshore Global Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Note:

          (i) The Registrar shall register the transfer of any Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance of Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note, in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Note in a like amount.

     (d) Transfers of Interests in the Permanent Offshore Global Note or Offshore Physical Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Note or Offshore Physical Notes to U.S. Persons: The Registrar shall register the transfer of any such Note without requiring any additional certification.

     (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) Prior to the Offshore Notes Exchange Date, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B hereto from the proposed transferor.

          (ii) On and after the Offshore Notes Exchange Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

          (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
     (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note, as the case may be.

     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either the circumstances contemplated by the fifth paragraph of Section
2.04 or paragraphs (a)(i)(x) or (e)(ii) of this Section 2.08 exists or there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General. By its acceptance of any Note bearing the Private Placement Legend, each holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the

Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07(a) or this Section
2.08. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Notes. In case any temporary or definitive Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. If, after the delivery of such substitute Note, a bona fide purchaser of the original Note in lieu of which such substitute Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such substitute Note from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee, or any agent of such Persons, in connection therewith.

     Upon the issuance of any substitute Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.10. Cancellation of Notes; Destruction Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Notes held by it and deliver a certificate of destruction to the Issuer upon written request. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     SECTION 2.11. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Notes shall be issuable as registered Notes without coupons, of any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12. Persons Deemed Owners. Prior to and at the time of due presentation for registration of transfer, the Issuer, the Trustee and any agent of such parties may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving the payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Issuer, the Trustee nor any agent of such parties shall be affected by notice to the contrary.

     SECTION 2.13. CUSIP and CINS Numbers. The Issuer in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to holders; provided that any such notice shall state that no representation is made as the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes.



                       ARTICLE 3 COVENANTS OF THE ISSUER
                               AND THE TRUSTEE.

     SECTION 3.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Notes at the place or places, at the respective times and in the manner provided in the Notes. Each installment of interest on the Notes may be paid by mailing checks for such interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear, on the Interest Record Date, on the registry books of the Issuer, or by wire transfer to such holders in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holders and shall have appropriate facilities for such purpose, or in accordance with the standard operating procedures of the Depositary.

     SECTION 3.02. Offices for Payments, etc. So long as any of the Notes remain outstanding, the Issuer will maintain in the City of New York, the following: (a) an office or agency where the Notes may be presented for payment, (b) an office or agency where the Notes may be presented for registration of transfer and for exchange as in this Indenture provided and
(c) an office or agency where notices and demands to or upon the Issuer in respect of the Notes or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the office of the Trustee at 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York 10041, as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     SECTION 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.04. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

     (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes or of the Trustee,

     (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable, and

     (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

     The Issuer will, prior to each due date of the principal of or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

     If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

     Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.04 and 9.05.

     SECTION 3.05. Certificates to Trustee. (a) The Issuer will deliver to the Trustee within 180 days after the end of each fiscal year of the Issuer a brief certificate (which need not comply with Section 11.05) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

     (b) The Issuer will deliver to the Trustee, as soon as possible and in any event within 10 days after the Issuer becomes aware or should reasonably become aware of the occurrence of an Event of Default or a Default, an Officers' Certificate setting forth the details of such Event of Default or Default, and the action which the Issuer proposes to take with respect thereto.

     (c) The Issuer will deliver to the Trustee within 180 days after the end of each fiscal year of the Issuer a written statement by the Issuer's independent public accountants stating that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

     (d) The Issuer will deliver to the Trustee, upon the written request of the Trustee (which shall be delivered by the Trustee within 30 days after the end of each fiscal quarter of the Issuer), within 45 days after the end of each fiscal quarter of the Issuer a certificate of the principal executive, financial or accounting officer of the Issuer setting forth (i) the Indebtedness to Adjusted EBITDA Ratio on the last day of such fiscal quarter, (ii) Adjusted EBITDA for the period of the most recently completed twelve months and (iii) the amount of Restricted Payments during the then-current fiscal year, in each case along with reasonably detailed calculations thereof.

     SECTION 3.06. Noteholders Lists. If and so long as the Trustee shall not be the Registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Notes pursuant to Section 312(a) of the Trust Indenture Act semi-annually not more than 15 days after each Interest Record Date as of such Interest Record Date, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

     SECTION 3.07. Reports by the Trustee. Any Trustee's report required under
Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted within 45 days of each September 1, commencing with September 1, 2002, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

     SECTION 3.08. Limitation on Indebtedness. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness unless, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio would be greater than zero and less than or equal to
4.25 on the date of such Incurrence.

     Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur each and all of the following (each, "Permitted Indebtedness"):

          (i) Indebtedness to the Issuer or any of its Restricted Subsidiaries as long as such Indebtedness continues to be owed to the Issuer or any of its Restricted Subsidiaries;

          (ii) Indebtedness ("Permitted Refinancing Indebtedness") to the extent it Refinances Indebtedness Incurred in accordance with the first paragraph above or any Permitted Indebtedness, other than Indebtedness Incurred under clauses (i), (iii), (iv), (v), (viii) and (x) of this paragraph, in an amount not to exceed the amount so Refinanced (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to Refinance the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (ii) if (A) in case the Notes are Refinanced in part or the Indebtedness to be Refinanced is pari passu with the Notes, such new Indebtedness is pari passu with, or, by its terms or the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be Refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be Refinanced is subordinated to the Notes and (C) in case the Indebtedness to be Refinanced is denominated in a currency other than Mexican pesos or the currency of any country in Central or South America, such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be Refinanced and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be Refinanced; and provided further that in no event may Indebtedness of any Person be Refinanced pursuant to this clause (ii) by means of any Indebtedness of any other Person, except that Indebtedness of a Restricted Subsidiary may be Refinanced by means of Indebtedness of another Restricted Subsidiary;

          (iii) Indebtedness of the Issuer or any Restricted Subsidiary incurred for working capital needs in the ordinary course of business or to Refinance interest expense in an aggregate principal amount at any time not to exceed $300 million;

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements (provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder) and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds, performance bonds or other similar agreements securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition;

          (v) Indebtedness under bankers' acceptances, letters of credit and other similar instruments (including reimbursement obligations with respect thereto) issued in the ordinary course of business;

          (vi) Indebtedness evidenced by the Notes;

          (vii) Indebtedness existing on the Vicap Closing Date;

          (viii) any Guarantee of Indebtedness or other obligations so long as the Incurrence of an amount of Indebtedness equal to such Indebtedness or other obligations by the Person Guaranteeing such Indebtedness or other obligations is permitted under the terms of the Indenture;

          (ix) Indebtedness to the extent such Indebtedness is secured by Liens which are purchase money or other Liens upon equipment or property acquired or held by the Issuer or any of its Restricted Subsidiaries taken or obtained by (A) the seller or lessor of such equipment or property to secure all or a part of the purchase price or lease payment therefor or (B) the person who makes advances or incurs obligations, thereby giving value to the Issuer or any Restricted Subsidiary to enable it to purchase or acquire rights in such equipment or property to secure the repayment of all or a part of the advances so made or obligations so incurred; provided, however, that (x) such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the equipment or property acquired and (y) the aggregate principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness with respect thereto, outstanding at any time does not exceed $25 million; and

          (x) Indebtedness of the Issuer or any of the Issuer's Restricted Subsidiaries not to exceed $25 million at any time outstanding.

     For purposes of determining the Dollar Equivalent of any Indebtedness denominated in a currency other than U.S. dollars outstanding at any time as permitted by this covenant, such Dollar Equivalent shall be the Dollar Equivalent of such currency at the date such Indebtedness is incurred.

     For purposes of determining compliance with this Section, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with Mexican GAAP.

     SECTION 3.09. Limitation on Restricted Payments. Until the consummation of a Public Issuance, if the Indebtedness to Adjusted EBITDA Ratio (calculated at the time of the proposed Restricted Payment and after giving effect thereto and any other transactions in connection therewith) would be greater than 3.1, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, after the date hereof (i) declare or pay any dividend or make any distribution on its Capital Stock (other than (x) dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Preferred Stock or Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock and (y) any dividend or distribution by any Restricted Subsidiary on shares of its common stock that is paid pro rata to all holders of such common stock or, if such Restricted Subsidiary has more than one class of Capital Stock, any dividend or distribution by such Restricted Subsidiary on all shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock in proportion to such holders equity interest in such Restricted Subsidiary) held by Persons other than the Issuer or any of its Restricted Subsidiaries or (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Issuer or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Issuer or any of its Restricted Subsidiaries

(such payments or any other actions described in clauses (i) and (ii) being collectively "Restricted Payments") unless, after giving effect to such Restricted Payment in any given fiscal quarter, the aggregate amount of Restricted Payments during the then-current fiscal year does not exceed 10% of Adjusted EBITDA for the most recently completed twelve calendar months; it being understood that no Restricted Payment shall be limited if the Indebtedness to Adjusted EBITDA Ratio (calculated at the time of the proposed Restricted Payment and after giving effect thereto and any other transactions in connection therewith) shall be less than 3.1. The Issuer and the Trustee agree to execute and deliver, within 30 days after the consummation of a Public Issuance, a supplemental indenture which incorporates by reference, in lieu of this entire Section 3.09, any covenant applicable to such securities that is substantially similar to this Section 3.09.

     The foregoing provision shall not take into account (except in the case of the payment of a dividend proposed by the Board of Directors of the Issuer as described in clause (i) below), and shall not be violated by reason of: (i) the payment of any dividend within 90 days after the date of declaration thereof or the date such dividend is resolved to be proposed by the Board of Directors of the Issuer (as evidenced by a Board Resolution) if, at said date of declaration or resolution, such payment would comply with the foregoing paragraph; (ii) the repurchase, retirement, redemption or other acquisition of Capital Stock of the Issuer (or options, warrants or other rights to acquire such shares of Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock or options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer; and (iii) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer; provided that, except in the case of clauses (i) and
(ii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     SECTION 3.10. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (A) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary,
(ii) pay any Indebtedness or other obligations owed to the Issuer or any other Restricted Subsidiary, (iii) make loans or advances to the Issuer or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Vicap Closing Date and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) arising in connection with the Incurrence of Indebtedness after the Vicap

Closing Date; provided that such encumbrances or restrictions are required in order to effect such financing and are not more restrictive on the ability of the applicable Restricted Subsidiary to make the payments, distributions, loans, advances or transfers referred to above than necessary and customarily accepted; (iii) existing under or by reason of applicable law; (iv) existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions (A) are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and (B) were not put in place in anticipation of such acquisition, and any Refinancings of any of the foregoing; provided that the encumbrances and restrictions in any such Refinancings are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being Refinanced; (v) in the case of clause (iv) of the preceding paragraph, arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) not relating to any Indebtedness and, in each of cases (A), (B) or (C), that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries, taken as a whole; (vi) with respect to a Restricted Subsidiary or certain property or assets of a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or such property or assets, as the case may be; (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business. Nothing contained in the preceding paragraph shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the "Limitation on Liens" covenant in Section 3.13 or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

     SECTION 3.11. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Issuer that is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Guarantee is otherwise permitted under the terms of the Indenture, (ii) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) one or more Guarantees of Restricted Subsidiaries of Indebtedness of the Issuer in an aggregate principal amount outstanding at any one time not to exceed $100 million. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     SECTION 3.12. Limitation on Transactions with Shareholders and Affiliates. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, or the making of any Investment) with any holder (or any Affiliate of a holder) of 5% or more of any class of Voting Stock of the Issuer or with any Affiliate of the Issuer or any Restricted Subsidiary (each, a "Related Party Transaction"), except upon fair and reasonable terms that when taken as a whole are no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     Without limiting the foregoing, any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $10 million must first be approved by a majority of the Board of Directors of the Issuer who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.

     The foregoing limitation does not limit, and shall not apply to (i) the payment of reasonable and customary regular fees to directors of the Issuer,
(ii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant in Section 3.09, (iii) transactions solely among or between Restricted Subsidiaries or solely among or between the Issuer and a Restricted Subsidiary or (iv) borrowings from, brokerage transactions with, deposits made with or the purchase of insurance from Grupo Serfin or any of its Subsidiaries in the ordinary course of business.

     SECTION 3.13. Limitation on Liens. The Issuer will not, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any of its Indebtedness, other than a Permitted Lien, on any of its or its Restricted Subsidiaries assets or properties, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, in each case owned on the Vicap Closing Date or thereafter acquired, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien.

     SECTION 3.14. Limitation on Sale-Leaseback Transactions. The Issuer will not enter into any sale-leaseback transaction involving any of its assets or properties, unless the aggregate amount of all Attributable Indebtedness with respect to such transactions, plus the aggregate principal amount of all Indebtedness secured by Liens (excluding secured Indebtedness that is excluded as described in the "Limitation on Liens" covenant in Section 3.13) does not exceed $100 million.

     The foregoing restriction does not apply to, and any computation of Attributable Indebtedness under such limitation shall exclude, any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the sale or transfer of the assets or properties is entered into prior to, at the time of, or within one year after the later of the acquisition of the assets or properties or the completion of construction thereof; (iii) the lease secures or relates to industrial revenue or pollution control bonds; (iv) the transaction is between the Issuer and any Restricted Subsidiary or between Restricted Subsidiaries; or (v) the Issuer, within one year after the sale of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph under "Limitation on Asset Sales" in Section 3.15.

     SECTION 3.15. Limitation on Asset Sales. The Issuer will not, and will not permit any Restricted Subsidiary to, effect or permit any Asset Sale unless (i) such Asset Sale is effected at fair market value (as determined in good faith by the Board of Directors of the Issuer), (ii) 80% of the proceeds of such Asset Sale consists of (A) cash or Cash Equivalents, (B) property or assets to be owned by and used in the business of the Issuer or any Restricted Subsidiary of a nature or type or that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on the date of such Asset Sale or (C) Capital Stock in one or more Persons principally engaged in a business similar or related to the business of the Issuer and its Restricted Subsidiaries existing on the date of such Asset Sale which thereby become Restricted Subsidiaries; provided that the amount of (a) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (b) any notes or other obligations received by the Issuer or any such Restricted Subsidiary from a transferee that is assigned an Investment Grade Rating that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received) shall be deemed to be cash for the purposes of this clause (ii), and (iii) in the event and to the extent that the Net Cash Proceeds received by the Issuer or any of its Restricted Subsidiaries exceeds $10 million in any one fiscal year, then the Issuer shall or shall cause the relevant Restricted Subsidiary to (x) within 360 days after the date Net Cash Proceeds so received exceed $10 million in any one fiscal year (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of the Issuer or of any Restricted Subsidiary, in each case owing to a Person other than the Issuer or any of its Restricted Subsidiaries or (B) at any time after the Issuer and its Restricted Subsidiaries shall have repaid Indebtedness totaling $100 million pursuant to clause (A) above, invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing so to invest within 360 days after the date of such agreement), in property or assets of a nature or type or that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (y) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (x) above) as provided in the following four paragraphs. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 360-day period as set forth in clause (x) of the preceding sentence and not applied as so required shall constitute "Excess Proceeds." Notwithstanding the foregoing, Asset Sales involving Unrestricted Investments need not comply with clause (ii) above and any foreclosures on assets of the Issuer or any Restricted Subsidiary need not comply with clauses (i) or (ii) above.

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Issuer must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

     The Issuer shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each holder stating:

          (i) that the Excess Proceeds Offer is being made pursuant to this
     Section 3.15 and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date of purchase (which shall be the date 20 Business Days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Issuer defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

          (v) that holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

          (vi) that holders will be entitled to withdraw his or her election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date or such later date as is required by law, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his or her election to have such Notes purchased; and

          (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
     Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the Excess Proceeds Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 3.15, the Trustee shall act as the Paying Agent.

     The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Issuer under this Section 3.15 and the Issuer is required to repurchase Notes as described above.

     SECTION 3.16. Change of Control. Upon the occurrence of a Change of Control, each holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Issuer covenants to (i) repay in full all indebtedness of the Issuer that would prohibit the repurchase of the Notes as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Issuer to permit the repurchase of the Notes as provided for in the succeeding paragraph. The Issuer shall first comply with the covenant in the preceding sentence before they shall be required to repurchase Notes pursuant to this Section 3.16.

     Within 30 days of the Change of Control, the Issuer shall mail a notice to the Trustee and each holder stating:

          (i) that a Change of Control has occurred (and a brief description of the events resulting in such Change of Control), that the Change of Control Offer is being made pursuant to this Section 3.16 and that all Notes validly tendered will be accepted for payment;

          (ii) the purchase price and the date of purchase (which shall be 20 Business Days or such later date as is required by law from the date such notice is mailed) (the "Change of Control Payment Date");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

          (v) that holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date or such later date as is required by law, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and

          (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
     Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the Change of Control Payment Date, the Issuer shall: (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail, to the holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of the this Section 3.16, the Trustee shall act as Paying Agent.

     The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Issuer is required to repurchase the Notes under this Section 3.16.

     If the Issuer is unable to repay all of its indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of indebtedness, if any, of the Issuer outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes, then the Issuer will have breached this Section 3.16. This breach will constitute an Event of Default with respect to the Notes if it continues for a period of 30 consecutive days after written notice is given to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by the Issuer to repurchase all Notes at the conclusion of the Change of Control Offer will constitute an Event of Default with respect to the Notes without any waiting period or notice requirements.

     SECTION 3.17. Provision of Financial Information. The Issuer will (a) file with the Trustee, within 15 days after the Issuer required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security of a "foreign private issuer" (as defined in Rule 3b-4 under the Exchange Act) listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (c) transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, after the filing thereof with the Trustee, such information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     SECTION 3.18. Payment of Additional Amounts. All payments of principal, premium and interest in respect of each Note shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges or penalties or interest related thereto of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any political subdivision or taxing authority thereof or therein ("Mexican Taxes"), unless such withholding or deduction is required by law or by regulation. In the event that any such withholding or deduction in respect of principal, premium or interest is so required, the Issuer shall pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of any Note of such amounts as would have been received by such holder with respect to such Note had no such withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

          (1) any tax, duty, assessment or other governmental charge imposed solely by reason of

               (A) the existence of any present or former connection between such holder or the beneficial owner of such Note and Mexico (or any political subdivision or taxing authority thereof or therein) other than merely holding such Note or the receipt of, or enforcement of rights under, the Notes, or the receipt of payments in respect thereof, including, without limitation, such holder or the beneficial owner of such Note being or having been a national, domiciliary or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed base therein; or

               (B) the presentation of such Note (where presentation is required) more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that such holder would have been entitled to such Additional Amounts if it had presented such Note for payment on the last day of such period of 30 days;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3) any Mexican Taxes imposed at any time at a rate in excess of the Withholding Tax Effective Rate at such time solely as a result of the failure of the holder or beneficial owner of such Note to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation or administrative practice or binding interpretation as a precondition to exemption from, or reduction in the rate of, deduction or withholding of Mexican Taxes, (ii) at least 60 days prior to the first interest payment date with respect to which the Issuer shall apply this paragraph (3), the Issuer shall have notified the holders of the Notes, in writing, that such holders or beneficial owners of the Notes will be required to comply with such requirement and (iii) the notification described in clause (ii) shall have been furnished to holders of the Notes through DTC (or its custodian, if applicable) or by other comparable means in such a manner as to have reasonably afforded such holders or beneficial owners a reasonable time and opportunity to so comply;

          (4) any Mexican Taxes imposed at any time at a rate in excess of the Withholding Tax Effective Rate at such time, but only to the extent that
     (i) such holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Issuer (subject to the conditions set forth below), information, documentation or other evidence (not described in paragraph
     (3) above) concerning whether such holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Mexican Taxes under such treaty or under any law, (ii) at least 60 days prior to the first payment date with respect to which the Issuer shall make such reasonable request, the Issuer shall have notified the holders of the Notes, in writing, that such holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence and (iii) the notification described in clause (ii) shall have been furnished to holders of the Notes through DTC (or its custodian, if applicable) or by other comparable means in such a manner as to have reasonably afforded such holders or beneficial owners a reasonable time and opportunity to provide the information, documentation or other evidence required by this paragraph;

          (5) any Mexican Taxes if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes would not be entitled to the payment of Additional Amounts had such beneficial owner or Person been the holder of the Notes;

          (6) any Mexican Taxes payable otherwise than by withholding from payments on or in respect of any Note; or

          (7) any combination of items (1), (2), (3), (4), (5) or (6).

     For purposes of the provisions described in paragraphs (3) and (4), the term "holder" shall mean the direct nominee of such beneficial owner, which holds such beneficial owner's interest in the Notes. Notwithstanding the foregoing, the limitations on the Issuer's obligation to pay Additional Amounts set forth in paragraphs (3) and (4) above shall not apply if (a) the provision of information, documentation or other evidence described in such paragraphs (3) and (4) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9) or
(b) Article 195 of the Mexican Ley del Impuesto Sobre la Renta (the "Income Tax Law") and Rule 3.31.9 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) (the "Ministry of Finance") on March 2, 2001 or a substantially similar successor of such article or rule is in effect, unless the provision of the information, documentation or other evidence described in paragraphs (3) and (4) is expressly required by statute, regulation, rule or administrative practice in order to apply such Article 195 or such Rule 3.31.9 (or a substantially similar successor of such article or rule), the Issuer cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Issuer otherwise would meet the requirements for application of Rule 3.31.9 (or such successor of such article or rule). In addition, such paragraphs (3) and (4) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other holder register with the Ministry of Finance for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax.

     Whenever there is mentioned in any context, the payment of principal, premium or interest in respect of any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

     The Issuer will provide to the Trustee and Paying Agent documentation (which may be certified copies of tax returns) evidencing payment of withholding taxes within 30 days after payment thereof. Copies of such documentation shall be provided to holders requesting them.

     The Issuer will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes, except for any such taxes, charges or similar levies imposed by any jurisdiction outside of Mexico (other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Event of Default with respect to the Notes). Notwithstanding the foregoing, except as provided in this Section 3.18, the Issuer shall not be liable for or otherwise obliged to pay any tax, duty or fee which may arise as a result of the ownership, holding or transfer of any Note (other than any transfer tax payable in connection with the initial transfer of the Notes by the Issuer to Credit Suisse First Boston International, as initial purchaser of the Notes (the "Initial Purchaser")), and no service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     SECTION 3.19. Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer will expressly waive all benefit or advantage of any such law and (ii) hinder, delay or impede the execution of any power granted to the Trustee under this Indenture and will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 3.20. Maintenance of Properties and Insurance. The Issuer will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be advantageously conducted at all times; provided that nothing in this
Section 3.20 shall prevent the Issuer or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer or such Subsidiary.

     The Issuer will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Issuer or such Restricted Subsidiary, as the case may be, is then conducting business.

     SECTION 3.21. Registration. The Issuer will take all steps necessary to complete registration of the Notes with the Special Section of the Mexican National Registry of Securities (Registro Nacional de Valores) ("Special Section") maintained by the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores).

     SECTION 3.22. Pari Passu. The Notes will constitute direct, unconditional and general obligations of the Issuer and will rank in priority of payment and as to security at least pari passu with all other unsecured and unsubordinated Indebtedness of the Issuer.

     SECTION 3.23. Guarantees. If any Restricted Subsidiary agrees to Guarantee any notes issued pursuant to the Vicap Indenture ("Vicap Notes") or agrees to Guarantee or be the issuer (with a Guarantee by the Issuer hereunder) of any securities issued in connection with a redemption, refinancing, extension or exchange thereof, such Restricted Subsidiary shall automatically and without further action by the parties hereto Guarantee the Notes substantially on the terms and conditions on which such other securities are Guaranteed. Without limiting the effect of the foregoing, promptly upon the making of any such Guarantee, the Issuer shall cause such Restricted Subsidiary to execute and deliver such confirmatory documentation as the Trustee may reasonably request to evidence the Guarantee of the Notes and compliance with this Section 3.23.


                                   ARTICLE 4
                             DEFAULT AND REMEDIES

     SECTION 4.01. Event of Default Defined. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

     (a) default in the payment of principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of five days;

     (c) the Issuer defaults in the performance of or breaches (i) its obligation pursuant to Section 3.09 to execute and deliver a supplemental indenture within 30 days after the consummation of a Public Issuance or (ii) any covenant or agreement of the Issuer contained herein or under the Notes (other than those covered by clause (a), (b) or (c)(i) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

     (d) there occurs with respect to any Material Financial Obligation of the Issuer or any of its Significant Subsidiaries, whether such Material Financial Obligation now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Material Financial Obligation to be due and payable prior to Stated Maturity and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity;

     (e) any final judgment or order for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Issuer or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (f) a court having jurisdiction enters a decree or order for (A) relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, suspension of payments or other similar law of Mexico or the United States now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sindico, conciliador, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or
(C) the winding up or liquidation of the affairs of the Issuer or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (g) the Issuer or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency, suspension of payments or other similar law of Mexico or the United States now or hereafter in effect, or (B) consents to the entry of an order for relief in an involuntary case under any such law, consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sindico, conciliador, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

     SECTION 4.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 4.01(f) or 4.01(g) that occurs with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued interest on all such outstanding Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 4.01(d) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering an Event of Default pursuant to Section 4.01(d) shall be remedied or cured by the Issuer and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 4.01(f) or 4.01(g) occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 4.04. Waiver of Past Defaults. Subject to Sections 4.02, 4.07 and 7.02, the holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any such Note as specified in
Section 4.01(a) or 4.01(b) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each such outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 4.05. Control by Majority. The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such outstanding Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of such Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such Notes pursuant to this Section 4.05.

     SECTION 4.06. Limitation on Suits. A holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the holder gives the Trustee written notice of a continuing Event of Default with respect to such Notes;

          (ii) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy in its own name as Trustee hereunder;

          (iii) such holder or holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

          (v) during such 60-day period, the holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with such written request.

     A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over such other holder.

     SECTION 4.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder of a Note to receive payment of principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed on such Note, shall not be impaired or affected without the consent of such holder.

     SECTION 4.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in Section 4.01(a) or 4.01(b) occurs and is continuing, the Trustee, after making demand for payment of such sums on the Issuer which is not complied with within 60 days from the date of such demand, may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 4.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.06) and the holders allowed in any judicial proceedings relative to the Issuer (or any other obligor of the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 5.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

     SECTION 4.10. Priorities. If the Trustee collects any money pursuant to this Article 4, it shall pay out the money in the following order:


     First:            to the Trustee for all amounts due under Section
                       5.06;

     Second: to holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Principal, premium, if any, and interest, respectively; and

     Third: to the Issuer or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to holders pursuant to this Section 4.10.

     SECTION 4.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including



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

reasonable and documented attorneys' fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 does not apply to a suit by a holder pursuant to Section 4.06, or a suit by holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 4.12. Restoration of Rights and Remedies. If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Trustee and the holders shall continue as though no such proceeding had been instituted.

     SECTION 4.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 4.14. Delay or Omission Not Waive. No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 4 or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.


                                   ARTICLE 5
                            CONCERNING THE TRUSTEE

     SECTION 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that



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

     (a) prior to the occurrence of an Event of Default of which the Trustee has notice or knowledge hereunder and after the curing or waiving of all such Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of negligence or bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     This Section 5.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

     SECTION 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.01:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of



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

Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

     (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

     (h) the Trustee shall not be charged with knowledge of any event of Default with respect to the Notes, except an Event of Default until Section 4.01(a) or 4.01(b) hereof, unless either (1) a Responsible Officer in the Institutional Trust Services Department of the Trustee shall have actual knowledge of such Event of Default, or (2) written notice of such Event of Default shall have been given to the Trustee by the Issuer or any other obligor on the Notes, or by any Holder of the Notes.

     (i) in the event the Trustee incurs expenses or renders services in any proceedings which result from the occurrence or continuance of an Event of Default under Section 4.01(f) or 4.01(g) hereof, or from the occurrence of any event which, by virtue of passage of time, would become such Event of Default, the expenses so



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

incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

     (j) the Trustee shall not be liable for incidental, indirect, special or consequential damages in connection with or arising out of this Indenture.

     SECTION 5.03. Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof.

     SECTION 5.04. Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and subject to Sections
5.09 and 5.12, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

     SECTION 5.05. Moneys Held by Trustee. Subject to the provisions of
Section 9.05 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

     SECTION 5.06. Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section
5.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to



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

that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

     SECTION 5.07. Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 5.08. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or other governmental supervising or examining authority, then for the purposes of this Section 5.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     SECTION 5.09. Resignation and Removal; Appointment. (a) The Trustee may at any time resign by giving not less than 90 days' written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to holders of Notes at their last addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.08; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section
6.01 of the action in that regard taken by the Noteholders.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

     SECTION 5.10. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 5.10, the Issuer shall mail notice thereof by first-class mail to the holders of Notes at their last addresses as they shall appear in the Note register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Issuer fails to



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

mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

     SECTION 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee's assets may be sold, or any corporation resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee's property may be bound, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 5.12. Preferential Collection of Claims. Reference is made to
Section 311 of the Trust Indenture Act. For purposes of Section 311(b) (4) and
(6) of such Act, the following terms shall mean:

     (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

     (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer, as the case may be, arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                                   ARTICLE 6
                          CONCERNING THE NOTEHOLDERS

     SECTION 6.01. Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

     SECTION 6.02. Proof of Execution of Instruments and of Holding of Notes; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note register or by a certificate of the Registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Notes of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind the holder of every Note issued upon transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon whether or not notation of such action is made upon such Note.

     SECTION 6.03. Notes Owned by Issuer Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Issuer or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

     SECTION 6.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Notes.



                                   ARTICLE 7
                            SUPPLEMENTAL INDENTURES

     SECTION 7.01. Supplemental Indentures Without Consent of Noteholders. The Issuer, when authorized by a resolution of its respective Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

     (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 8;

     (c) pursuant to Section 3.09, following any Public Issuance, to incorporate by reference any covenant any covenant applicable to such securities that is substantially similar to Section 3.09;

     (d) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its respective Board of Directors and the Trustee shall consider to be for the protection of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided,



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

that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

     (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors of the Issuer may deem necessary or desirable and not, based on an Opinion of Counsel, to adversely affect the interests of the holders of the Notes;

     (f) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with Notes issued hereunder in fully registered form, and to make all appropriate changes for such purpose and to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (g) to secure the Notes or to add guarantees with respect thereto; and

     (h) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 7.02.

     SECTION 7.02. Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 6) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, that, without the consent of each holder affected, no such supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, or premium, if any, or



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interest on, any Note, (c) reduce any amount payable on redemption of the
Notes or upon the occurrence on an Event of Default or reduce the Change of Control Payment or the Excess Proceeds Offer Payment, or change the obligation of the Issuer to pay Additional Amounts, (d) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (e) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (f) reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend the Indenture, (g) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (h) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (i) modify or change any provision of the Indenture affecting the terms, provisions or ranking of the Notes in a manner adverse to the holders of the Notes or (j) release the Issuer from any of its obligations under the Notes or the Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

     Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer, as applicable, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders and other documents, if any, required by Section 6.01 the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this
Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail, postage prepaid, to the holders of Notes at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.



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

     SECTION 7.04. Documents to Be Given to Trustee; Compliance with TIA. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

     SECTION 7.05. Notation on Notes in Respect of Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes then outstanding.



                                   ARTICLE 8
                   CONSOLIDATION, MERGER, AND SALE OF ASSETS

     SECTION 8.01. When Issuer May Merge, Etc. The Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer, unless: (i) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of Mexico or the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Notes and under the Indenture; (ii) immediately prior to and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Issuer or any Person becoming the successor to the Notes, as the case may be, shall have a Net Worth (on a consolidated basis) equal to or greater than the Net Worth of the Issuer (on a consolidated basis) immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness); (v) the Issuer delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer; and provided further that any such



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

transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     Notwithstanding the foregoing, the Issuer may consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets to, any Wholly Owned Restricted Subsidiary, or permit any Wholly Owned Restricted Subsidiary to consolidate with or merge with or into the Issuer, without complying with the conditions described in clauses (iii) and (iv) or the preceding paragraph.

     SECTION 8.02. Successor Corporation Substituted. Upon any consolidation or merger or any conveyance, sale, transfer, lease, exchange or other disposition of the properties and assets of the Issuer substantially as an entirety to any person in accordance with the provisions described above, the successor formed by such consolidation or into which the Issuer is merged or to which such conveyance, sale, transfer, lease, exchange or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer in this Indenture; and thereafter, except in the case of a conveyance, sale, transfer, lease, exchange or other disposition of properties to another person, the predecessor person shall be released from all obligations and covenants under this Indenture and the Notes.

     SECTION 8.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.



                                   ARTICLE 9
                            DISCHARGE OF INDENTURE

     SECTION 9.01. Termination of Issuer's Obligations. Except as otherwise provided in this Section 9.01, the Issuer may terminate its obligations under the Notes and this Indenture if:

          (i) all such Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or such Notes that are paid pursuant to Section 3.01 or such Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by them hereunder; or

          (ii) (A) such Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the



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

     Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound and (E) the Issuer delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Issuer's obligations under
Section 5.06 shall survive. With respect to the foregoing clause (ii), the Issuer's obligations in Article 2, Sections 3.01, 3.02, 5.06, 5.09, 9.04, 9.05 and 9.06 shall survive until such Notes are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 5.06, 9.05 and 9.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under such Notes and this Indenture except for those surviving obligations specified above.

     SECTION 9.02. Defeasance and Discharge of Indenture. Except as otherwise provided in this Section 9.02, the Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this
Section 9.02, and the provisions of this Indenture will no longer be in effect with respect to such Notes (except obligations referred to in Sections 2.06, 2.09, 3.02 and 5.05), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same; provided that the following conditions shall have been satisfied:

               (A) with reference to this Section 9.02, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section
          5.08 of this Indenture) and conveyed all right, title and interest for the benefit of the holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the holders as security for payment of the principal of, premium, if any, and interest, if any, on such Notes, and dedicated solely to, the benefit of the holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on such outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Notes;

               (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

               (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

               (D) the Issuer shall have delivered to the Trustee either (x) an Opinion of Counsel directed to the Trustee to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in the applicable United States federal income tax law after the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in clause (x) above and an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the holders have a valid first priority security interest in the trust funds subject to Section 5.06 and (C) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
          Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (I) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the holders, the Trustee will hold, for the benefit of the holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                    (1) if such Notes are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Notes to be delisted; and

                    (2) the Issuer has delivered to the Trustee an Officers'
               Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(y)(C) of this Section 9.02, none of the Issuer's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 9.02, the Issuer's obligations in Article 2 and Sections 3.01, 3.02, 5.06, 5.09, 9.05 and 9.06 shall survive until such Notes are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 5.06, 9.05 and 9.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(x) of this Section 9.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Issuer's obligations under Section 3.01, then the Issuer's obligations under such Section 3.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 9.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under such Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 9.03. Defeasance of Certain Obligations. The Issuer may omit to comply with any term, provision or condition set forth in all of the covenants described under Sections 3.08 through 3.17 and 3.20 and clauses (iii) and (iv) under Section 8.01, Section 4.01(c) with respect to such clauses and covenants, and Sections 4.01(d) and 4.01(e) shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

          (i) with reference to this Section 9.03, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.08) and conveyed all right, title and interest to the Trustee for the benefit of the holders, under the terms of an irrevocable trust agreement in form and



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

     substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the holders as security for payment of the principal of, premium, if any, and interest, if any (and, if any Additional Amounts should have become due, such Additional Amounts), on such Notes, and dedicated solely to, the benefit of the holders, in and to money in an amount, U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on such outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Notes;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach of or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

          (iv) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940, the holders have a valid first-priority security interest in the trust funds, the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of certain obligations and Events of Default and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (1) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the holders, the Trustee will hold, for the benefit of the holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Issuer or any of its Subsidiaries;

          (v) if such Notes are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause such Notes to be delisted; and

          (vi) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.03 have been complied with.

     SECTION 9.04. Application of Trust Money. Subject to Section 9.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01, 9.02 or 9.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on such Notes; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 9.05. Payment to Issuer. Subject to Sections 5.06, 9.01, 9.02 and 9.03, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Issuer once in a newspaper of general circulation in the City of New York or mail to each holder entitled to such money at such holder's address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 9.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01, 9.02 or 9.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 9.01, 9.02 or 9.03, as the case may be; provided that, if the Issuer has made any payment of principal of, premium, if any, or interest on any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE 10
                              REDEMPTION OF NOTES

     SECTION 10.01. Optional Redemption in the Event of Change in Mexican Tax Treatment. (a) Subject to the second sentence of subsection (b) below, if the Issuer has or will, on the next succeeding interest payment date, become obligated to pay Additional Amounts with respect to payments on any Notes at a rate in excess of the Withholding Tax Effective Rate in effect at such time attributable to payments of interest (or amounts deemed interest) on such Notes (any such Notes, the "Affected Notes"), the Issuer may redeem the Affected Notes as provided in subsection (c) below.

     (b) Notwithstanding the foregoing, if the Initial Purchaser transfers any Notes to any Person (other than one of its Affiliates) (the date of any such transfer, the "Initial Transfer Date"), and the Notes have not been registered with the Special Section, the Issuer shall use its reasonable best efforts to register the Notes with the Special Section within 60 days of the Initial Transfer Date. The Notes shall not be subject to redemption pursuant to this
Section 10.01 during the period from the Initial Transfer Date until the earlier of (x) the date of registration of the Notes with the Special Section and (y) the date that is 60 days after the Initial Transfer Date (such earlier date, the "Effective Date").

     (c) If the Issuer elects to redeem any Affected Notes pursuant to subsection (a) above, the Issuer shall redeem all Affected Notes in whole, but not in part, upon giving not less than 30 nor more than 60 days' notice to the holders of the Affected Notes at a price equal to 100% of the principal amount thereof together with interest accrued to the date fixed for redemption; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts at a rate in excess of the Withholding Tax Effective Rate if a payment in respect of the Affected Notes were then due. Prior to the giving of any notice of redemption described in this paragraph, the Issuer shall deliver to the Trustee an Officers' Certificate specifying which of the Notes are the Affected Notes and stating that the Issuer is entitled to effect such redemption in accordance with the terms set forth in this Indenture and setting forth in reasonable detail a statement of the facts relating thereto (together with a copy of a written Opinion of Counsel (i) to the effect that the Issuer has become obligated to pay such Additional Amounts at a rate in excess of the Withholding

Tax Effective Rate and (ii) (x) to the effect that all governmental approvals necessary, if any, for the Issuer to effect such redemption have been obtained and are in full force and effect, (y) specifying that no such approvals are necessary or (z) specifying any such necessary approvals that as of the date of such opinion have not been obtained).



                                  ARTICLE 11
                           MISCELLANEOUS PROVISIONS

     SECTION 11.01. Incorporators, Stockholders, Officers and Directors of Issuer and the Trustee Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director, employee or controlling person, as such, of the Issuer or the Trustee or of any successor, either directly or through the Issuer or the Trustee or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the holders thereof and as part of the consideration for the issue of the Notes.

     SECTION 11.02. Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

     SECTION 11.03. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 11.04. Notices and Demands on Issuer, Trustee and Noteholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to the Process Agent or to Avenida Ricardo Margain Zozaya 440, Garza Garcia, N.L., Mexico 66265 (phone number: 011-5281-8863-1262; facsimile number:
011-5281-8863-1372); Attention: Francisco Romero. Any notice, direction, request or demand by the Issuer or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office. Notices to the Trustee shall be effective only upon receipt.

     Where this Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Note Register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 11.05. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 11.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 11.07. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

     SECTION 11.08. New York Law to Govern Waiver of Immunities. (a) This Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

     (b) Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Indenture or any Note. Each of such parties irrevocably and unconditionally waives, (i) to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and (ii) any right to jurisdiction to which it may be entitled on account of place of residence or domicile or for any other reason. To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Issuer irrevocably waives such immunity in respect of its obligations hereunder or under any Note. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Issuer in the manner specified in the following subsection or as otherwise permitted by law.

     (c) As long as any of the Notes remain outstanding, the Issuer will at all times have an authorized agent in the United States, upon whom process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall to the fullest extent permitted by law be deemed in every respect effective service of process upon the Issuer in any such legal suit, action or proceeding. The Issuer hereby irrevocably appoints CT Corporation System (and any successor agent, the "Process Agent") as its agent for such purpose, authorizes and directs the Process Agent to accept such service and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, New York, New York 10011. The Issuer represents that (i) it has validly granted an irrevocable power of attorney to the Process Agent, duly notarized by a Mexican notary public and
(ii) it has notified the Process Agent of such designation and appointment and the Process Agent has accepted the same in writing. Notwithstanding the foregoing, the Issuer may, with prior written notice to the Trustee, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that the Issuer shall at all times have an agent for the above purposes in the United States.

     (d) The Issuer hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or any Note, the posting of any bond or the furnishing, directly or indirectly, of any other security.

     SECTION 11.09. Indemnification for Judgment Currency Fluctuations. To the fullest extent permitted by law, the obligations of the Issuer to any Noteholder or the Trustee hereunder or under the Notes shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the day following receipt by such Noteholder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Noteholder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Noteholder or the Trustee, as the case may be, in the Agreement Currency, the Issuer agrees, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Noteholder or the Trustee, as the case may be, such Noteholder or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer, such excess, provided that such Noteholder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Payment Default by the Issuer in its obligations hereunder or under the Notes has occurred and is continuing, in which case such excess may be applied by such Noteholder or the Trustee, as the case may be, to such obligations.

     SECTION 11.10. English Language. All certificates, opinions, notices, consents, requests or other documents or instruments delivered pursuant hereto shall be in the English language.

     SECTION 11.11. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 11.12. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of April 30, 2002.



                                        VITRO, S.A. de C.V., as Issuer

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        JPMORGAN CHASE BANK, as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK                 )
                                  ) ss.:
COUNTY OF NEW YORK                )

     On the ___ day of ________, 2002, before me personally came
_____________________ and _____________________, to me known, who, being by me duly sworn, did depose and say that they are the attorneys in fact of Vitro, S.A. de C.V., one of the corporations described in and which executed the foregoing instrument; and that they signed their names thereto by like authority.



                                        ----------------------------------------
                                                       Notary Public

STATE OF TEXAS                 )
                               ) ss.:
COUNTY OF HARRIS               )

     On the ___ day of ________, 2002, before me personally came Mary V.K. Morris, to me known, who, being by me duly sworn, did depose and say that she is a Vice President and Trust Officer of JPMorgan Chase Bank, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.



                                        ----------------------------------------
                                                       Notary Public

                                                                     EXHIBIT A


                           Form of Certificate to Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                                  ______, ____

[Trustee]
Attention:

Re:      Vitro, S.A. de C.V. (the "Issuer")
         11.50% Senior Notes due 2009  (the "Notes")

Dear Sirs:

     In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 30, 2002, relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that the Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and
(y) that if we should resell, pledge or otherwise transfer any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
(C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if requested by the Issuer or the Trustee, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risks of our or its investment.

     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official injury with respect to the matters covered hereby.


                                           Very truly yours,

                                           By:__________________________________
                                                     Authorized Signature

                                                                     EXHIBIT B

                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S

                                                                  ______, ____

[Trustee]
Attention:

Re:      Vitro, S.A. de C.V. (the "Issuer")
         11.50% Senior Notes due 2009 (the "Notes")

Dear Sirs:

     In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

     1. the offer of the Notes was not made to a person in the United States;

     2. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     3. no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     4. the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                           Very truly yours,

                                           [Name of Transferor]

                                           By:__________________________________
                                                    Authorized Signature




                                     B-2